UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 8, 2014

PLANET PAYMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35699	13-4084693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

670 Long Beach Blvd. Long Beach, NY	11561
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  516-670-3200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Failure to Satisfy a Continued Listing Rule or Standard

As previously disclosed by Planet Payment, Inc. (the “Company”) in a Current Report on Form 8-K filed with the Securities Exchange Commission on June 18, 2014, on June 16, 2014, Lady Barbara Judge retired as a member of the Company’s Board of Directors (the “Board”).  Following Lady Judge’s retirement, only three of the six members of the Board met the independence requirements of the Marketplace Rules (the “NASDAQ Rules”) of the NASDAQ Stock Market (“NASDAQ”).  As a result, a majority of the Board is not currently comprised of directors who meet the  independence  requirements as set forth in NASDAQ Rule 5605(b)(1), which requires that a NASDAQ-listed company’s board of directors consist of a majority of “independent directors” (as defined in Rule 5605(a)(2) of the NASDAQ Rules). In accordance with the NASDAQ Rules, the Company alerted NASDAQ of this deficiency on June 17, 2014.

On July 8, 2014, the Company received a notice from NASDAQ confirming that, in accordance with NASDAQ Rule 5605(b)(1)(A), NASDAQ will provide the Company with a cure period in order to regain compliance as follows:

•                  until the earlier of the Company’s next annual stockholders’ meeting or June 16, 2015; or

•                  if the next annual stockholders’ meeting is held before December 15, 2014, then the Company must evidence compliance no later than December 15, 2014.

Prior to the end of the cure period, the Board intends to appoint an additional director who is considered to be an “independent director” in accordance with the criteria set forth in NASDAQ Rule 5605(a)(2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET PAYMENT, INC.

Date: July 14, 2014	By:	/s/ Graham N. Arad
		Name:	Graham N. Arad
		Title:	Director, Senior Vice President,
General Counsel